Merrill Lynch & Co., Inc.
$4,000,000,000
Merill Lynch Notes Due Nine Months or More from Date of Issue

               Filed under Rule 424 (b)(3), Registration Statement No. 333-83374
                               Pricing Supplement No. 10004 - dated May 17, 2002
              (To prospectus dated April 1, 2002 and prospectus supplement dated
                                                                 April 22, 2002)

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     CUSIP           Aggregate       Price to       Purchasing         Interest Rate   Interest Payment  Stated Maturity  Survivor's
     Number       Principal Amount   Public(1)   Agent's Discount(1)     Per Annum         Frequency           Date         Option
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
   5901M0AJ8         $1,318,000       100.0%          0.4000%              3.4500%          Monthly          5/24/04          No

Redemption Information: N/A
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   5901M0AK5         $2,644,000       100.0%          0.6250%              4.1000%          Monthly          5/23/05          No

Redemption Information: N/A
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                                          Trade Date: Friday May 17, 2002                                        Merrill Lynch & Co.
Merrill Lynch & Co., Inc. [LOGO]          Issue Date: Wednesday May 22, 2002                                        Purchasing Agent
4 World Financial Center                  Minimum Denominations/Increments: $1,000/$1,000                        Acting as Principal
New York, NY 10080                        Original Issue Discount: No
                                          All trades settle without accrued interest and clear SDFS: DTC
                                            Book-Entry only
                                          Merrill Lynch DTC Participant Number:  5132

                                          (1) Expressed as a percentage of the aggregate principal amount.
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